Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

HTG Molecular Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Common Stock	457(o)			$10,000,000(3)	0.0001102	$1,102

	Equity	Pre-funded warrants	457(g)			$(4)		$

	Equity	Series A-1 Common Warrants	457(g)			$—(4)	—	$ —

	Equity	Series A-2 Common Warrants	457(g)			$(4)		$

	Equity	Placement Agent Warrants	457(g)			$—(4)	—	$ —

	Equity	Common Stock Underlying Pre-Funded Warrants	457(o)			$—(3)	—	$ —

	Equity	Common Stock Underlying Common Warrants	457(o)			$20,000,000	0.0001102	$2,204

	Equity	Common Stock Underlying Placement Agent Warrants	457(o)			$375,000	0.0001102	$41.33

	Total Offering Amounts					$30,375,000		$3,347.33

	Total Fees Previously Paid							$2,245.33

	Total Fee Offsets							$ —

	Net Fee Due							$1,102.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $10,000,000.

(4)

Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.